Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of DTE Electric Company of our report dated February 13, 2025 relating to the financial statements, which appears in DTE Electric Company’s Annual Report on Form 10-K for the year ended December 31, 2024. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
Detroit, Michigan
April 4, 2025

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